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                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                               LPA HOLDING CORP.

                  The name of the Corporation is LPA Holding Corp. The Corporation was duly incorporated in the State of Delaware in April 1, 1993. This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                 ARTICLE FIRST

                  The name of the corporation (herein called the "Corporation") is LPA Holding Corp.

                                 ARTICLE SECOND

                  The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                ARTICLE THIRD

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

                  The total number of shares of all classes of stock which this corporation shall have authority to issue is 1,000,000, consisting of 950,000 shares of Class A Common Stock, $.01 par value (hereinafter referred to as "Class A Common Stock"), 20,000 shares of Class B Common Stock, $.01 par value (hereinafter referred to as "Class B Common Stock" and,

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collectively with the Class A Common Stock, the "Common Stock") and 30,000
shares of Preferred Stock, $.01 par value (hereinafter referred to as the "Preferred Stock"), the rights, preferences and limitations of which shall be determined by the Board of Directors.

                  The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                  (a) Common Stock. Except where otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by resolution of the Board of Directors pursuant to this Article FOURTH, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. All holders of Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings. Except as otherwise required by applicable law or as set forth herein, the holders of Class A Common Stock and Class B Common Stock shall vote together on all matters as a single class and each share of Common Stock shall entitle to the holder thereof to cast one vote. The holders of Class B Common Stock shall have the exclusive right, voting separately as a class, to elect one director to the board of directors of the Corporation. Each share of Class B Common Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into one share of Class A Common Stock. Subject to the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of this corporation legally available for the payment of such dividends.

                  (b) Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any

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         qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

                                  ARTICLE FIFTH

                  The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require. The individual elected to the board of directors of the Corporation by the vote of a majority of the holders of Class B Common Stock, voting separately as a class, shall be entitled to three votes as a director. Each other individual elected to serve as a director of the Corporation in accordance with the Bylaws shall be entitled to one vote as a director.

                                 ARTICLE SIXTH


                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the

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Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                ARTICLE SEVENTH

                  For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                  (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                      (i) to make, alter, amend or repeal the By-laws in any
                  manner ot inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

                      (ii) without the assent or vote of the stockholders, to
                  authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

                      (iii) to determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

                      (iv) to fix from time to time the amount of net profits

         of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

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                  In addition to the powers and authorities herein or by
         statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

                  (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

                  (c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).

                                 ARTICLE EIGHTH

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class

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of creditors, and/or of the stockholders or class of stockholders of the
Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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                  Dated May __, 1998


                               LPA HOLDING CORP.

                               By:
                                  --------------------------------
                                  Name:
                                  Title: